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                                                                   EXHIBIT 10.32

                          VIKING OFFICE PRODUCTS, INC.
                    PRESIDENT'S PERFORMANCE BASED BONUS PLAN


          1.  Purpose.  The purpose of the Viking Office Products, Inc.,
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President's Performance Based Bonus Plan (hereinafter the "Plan") is to provide for the payment of annual performance bonuses to M. Bruce Nelson ("Executive") that qualify for federal income tax deduction by the Company.

          2.  Certain Definitions.  The following terms used in the Plan
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(whether used in the singular or plural) have the following meanings:

          "Annual Award" means the actual dollar amount of the annual bonus determined by the Committee to be payable to Executive under the Plan, which may not exceed the Maximum Bonus.

          "Board" means the Board of Directors of the Company.

          "Business Plan" for any fiscal year means the consolidated business plan or budget of the Company and its consolidated subsidiaries prepared by the management of the Company and presented to and approved by the Board prior to or within ninety days after the commencement of the fiscal year for which it is prepared.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto, and the regulations thereunder. Reference to any specific Code section shall include any successor section.

          "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board may appoint to administer the Plan.

          "Company" or "Viking" means Viking Office Products, Inc., a California corporation, or any successor.

          "Financial Statements" for any year means the consolidated financial statements of the Company and its consolidated subsidiaries for such year, prepared in accordance with generally accepted accounting principles applicable to the Company and audited by independent accountants.

          "Fiscal Year" or "fiscal year" means the Company's regular fiscal year, and "Fiscal 1997" or "fiscal 1997" (or any subsequent year) means the fiscal year ending in such numbered calendar year.

          "Gross Profit" for any fiscal year means the amount derived from the Financial Statements for such fiscal year that comprises the same elements of income and cost

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     as and otherwise corresponds to Target Gross Profit in the Business Plan for such fiscal year.

          "Limit" for any fiscal year means $800,000 or such other amount as the Committee may determine prior to or within ninety days after the beginning of such fiscal year.

          "Maximum Bonus" means the lesser of the Limit and the sum of the following:

          1% of Salary for each full 0.5% of Target Revenues by which Revenues exceed 90% of Target Revenues and do not exceed 100% of Target Revenues; plus

          1% of Salary for each full 0.4% of Target Gross Profit by which Gross Profit exceeds 90% of Target Gross Profit and does not exceed 100% of Target Gross Profit; plus

          1% of Salary for each full 2/7 of 1.0% of Target Pre-Tax Profit by which Pre-Tax Profit exceeds 90% of Target Pre-Tax Profit and does not exceed 100% of Target Pre-Tax Profit; plus

          1% of Salary for each full 0.25% of Target Net Income by which Net Income exceeds 90% of Target Net Income and does not exceed 100% of Target Net Income; plus,

          If each of Revenues, Gross Profit, Pre-Tax Profit and Net Income equals or exceeds 100% of Target Revenues, Target Gross Profit, Target Pre-Tax Income and Target Net Income, respectively:

               20% of Salary; plus

               1% of Salary for each full 1.0% of Target Revenues by which Revenues exceed 100% of Target Revenues; plus

               1% of Salary for each full 1.0% of Target Gross Profit by which Gross Profit exceeds 100% of Target Gross Profit; plus

               1% of Salary for each full 1.0% of Target Pre-Tax Profit by which Pre-Tax Profit exceeds 100% of Target Pre-Tax Profit; plus

               1% of Salary for each full 1.0% of Target Net Income by which Net Income exceeds 100% of Target Net Income.

          "Net Income" for any fiscal year means the amount derived by adding back to the amount identified as Net Income (or similar term) in the Financial Statements for

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     such fiscal year the amount deducted therein (net of tax benefit) for the
     Annual Award for such fiscal year.

          "Performance Goals" means 90% of Target Revenues, 90% of Target Gross Profit, 90% of Target Pre-Tax Income and 90% of Target Net Income, or any one or more of them.

          "Pre-Tax Profit" for any fiscal year means the amount derived by adding back to the amount identified as Income Before Taxes on Income (or similar term) in the Financial Statements for such fiscal year the amount deducted therein for the Annual Award for such fiscal year.

          "Revenues" for any fiscal year means the amount derived from the Financial Statements for such fiscal year that comprises the same elements of income and deductions, if any, as and otherwise corresponds to Target Revenues in the Business Plan for such fiscal year.

          "Salary" for any fiscal year means the amount payable to Executive as salary for such fiscal year, as approved by the Committee, as in effect on the ninetieth day of such fiscal year, without regard to any subsequent changes.

          "Target Gross Profit" for any fiscal year means the amount identified as Gross Profit on Sales (or similar term) in the Business Plan for such fiscal year.

          "Target Net Income" for any fiscal year means the amount derived by adding back to the amount identified as Net Income (or similar term) in the Business Plan for such fiscal year the amount deducted therein (net of tax benefit) for the Annual Award for such fiscal year.

          "Target Pre-Tax Profit" for any fiscal year means the amount derived by adding back to the amount identified as Pre-tax Income (or similar term) in the Business Plan for such fiscal year the amount deducted therein for the Annual Award for such fiscal year.

          "Target Revenues" for any fiscal year means the amount identified as Total Revenue (or similar term) in the Business Plan for such fiscal year.

     3.   Payment of Annual Bonus.  Subject to the other provisions of this
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Section 3, the Committee shall determine the amount and time of payment of the
Annual Award.

          3.1 Before the Committee makes an Annual Award, the Company's independent auditors shall review the calculations of the Maximum Bonus, and the Committee shall certify that one or more of the Performance Goals have been met.

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          3.2  Notwithstanding the foregoing, the Committee may in its discretion determine to make an Annual Award for any year in an amount that is less than the Maximum Bonus to which Executive is entitled under the Plan for such year.

          3.3 Subject to Section 5 of this Plan, payment of an Annual Award, if any, under the Plan with respect to any fiscal year shall be made as soon as practicable after the Committee certifies that one or more of the Performance Goals have been met or exceeded.

     4.   Administration.  The Plan shall be administered by the Committee
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subject to the express provisions of the Plan and the requirements of section
162(m) of the Code. The Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. Each member of the Committee shall be an "outside director" within the meaning of the Code. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies in the Committee.

     5.   Deferral of Annual Award.  Executive may elect by written notice
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delivered to the Company at least 15 days prior to the commencement of any fiscal year with respect to which an Annual Award would be payable under the Plan to defer payment of all or any portion of the Annual Award Executive might earn with respect to such year, all in accordance with the Code and on such terms and conditions as the Committee may establish from time to time or as may be provided in any employment agreement between the Company and Executive.

     6.   Termination and Amendment.  The Plan shall continue in effect until
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terminated by the Committee or the Board.  The Committee may at any time modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws and applicable requirements for exemption (to the extent necessary, including shareholder approval of certain amendments) under section 162(m) of the Code.

     7.   Effectiveness of the Plan.  The Plan has been duly approved by the
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shareholders of the Company by vote of a majority of the votes cast at a duly called and held shareholders' meeting. Subject to the discretion of the Committee and the provisions of the Plan, Executive shall be entitled to an Annual Award under the Plan in respect of fiscal 1997 and each fiscal year thereafter until further action of the Committee.

     8.   Withholding.  The obligations of the Company to make payments under
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the Plan shall be subject to applicable federal, state and local tax withholding requirements.

     9.   Severability.  If any of the terms or provisions of this Plan conflict
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with the requirements of section 162(m) of the Code or applicable law, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid conflict with the requirements

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of section 162(m) of the Code or applicable law without invalidating the remaining provisions hereof. If this Plan does not contain any provision required to be included herein under section 162(m) of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

     10.  Non-Exclusivity of the Plan.  Neither the adoption of the Plan by the
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Committee nor the approval of the Plan by the shareholders of the Company shall be construed as creating any limitations on the power of the Committee or the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or the awarding of stock or cash or other benefits otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. None of the provisions of this Plan shall be deemed to be an amendment to or incorporated in any employment agreement between the Company and Executive.

     11.  Beneficiaries.  Executive may designate a beneficiary or beneficiaries
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to receive, in the event of the death of Executive, any payments remaining to be made to Executive under the Plan. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company to such effect. If Executive dies without naming a beneficiary or if all of the beneficiaries named by Executive predecease Executive, then any amounts remaining to be paid under the Plan shall be paid to Executive's estate.

     12.  Law Governing.  The Plan shall be governed by, and construed in
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accordance with, the laws of the State of California.

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     (b) In the event there is any disagreement between you and the Company as to the amount of any payment required hereunder, the amount of income or excise tax liability incurred or which would be incurred if the payments were exempt from Code Section 4999, or the application of applicable provisions of the Code, Treasury Regulations or applicable tax laws, such disputes shall be submitted for resolution to an independent certified public accountant ("Independent Arbiter") mutually acceptable to you and the Company. The resolution reached by the Independent Arbiter shall be binding on you and the Company. You and the Company shall prepare all returns and reports to relevant tax authorities in a manner consistent with determination of the Independent Arbiter. Notwithstanding the above, if you liability for income or estate taxes is redetermined, the actual amount of such redetermined tax liability shall be substituted for the amount of tax liability agreed to or otherwise determined by Independent Arbiter provided that you have reasonably endeavored to maintain the positions reflected in your original returns and shall have afforded the Company a reasonable opportunity to assist you in resisting any such redetermination. All expenses incurred in connection with the retention of the Independent Arbiter and (if applicable) responding to any audit or resisting any redetermination of the tax liability involving the payments to be made hereunder shall be paid by the Company.

  6. MITIGATION.   You will not be required to mitigate payments received under
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this Agreement when employed by another company.

  7. COSTS, EXPENSES AND LEGAL FEES.   The Company will pay or reimburse you for
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all costs and expenses incurred by you on behalf of the Company, consistent with the Company's reimbursement policy in effect prior to the Change in Control, and will also pay or reimburse you for all legal fees and expenses, if any, incurred by you in seeking to obtain or enforce any right or benefit provided by this Agreement, including such fees and expenses incurred in connection with any arbitration proceeding. Such payments and reimbursements will be made within five business days after your request for payment, accompanied by evidence of such costs, fees and expenses, is received by the Company, and, if not timely paid, will bear interest at the lower of ten percent per annum and the maximum rate permitted by California law.

  8. DELAYED TERMINATION.   One year after the date that a Change in Control is
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effective you will have 30 days to resign your employment (whether or not such resignation qualifies as a Resignation for Good Reason) and receive (a) fifty percent of the CIC Severance Payments and (b) the payments contemplated by Paragraph 2 of this Part Two. In addition, Paragraphs 3, 5, 6 and 7 of this Part Two shall apply when applicable. All payments required hereunder shall be made at the times provided in the Paragraphs referred to herein.

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                    PART THREE -- MISCELLANEOUS PROVISIONS

  1. TERMINATION FOR CAUSE. Should termination of your employment constitute
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Termination for Cause, then the Company shall be required to pay you only (i)
any unpaid compensation earned for services previously rendered through the date of such termination and (ii) any accrued but unpaid vacation benefits or sick days, and no other benefits shall be payable to you under Part Two of this letter.

  2. DEATH. Should you die after your Termination Without Cause or Resignation
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for Good Reason under Part Two of this Agreement but before receipt of the CIC
Severance Payments to which you have become entitled under Part Two of this Agreement, then those payment(s) shall be made to the executors or administrators of your estate.

  3. DISABILITY.   Should you become totally and permanently disabled as defined
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in the Company's long-term disability program after your Termination Without
Cause or Resignation for Good Reason under Part Two of this Agreement but before receipt of the CIC Severance Payments to which have become entitled under Part Two, then those payment(s) shall be made to you in accordance with the provisions of this Agreement.

   4. GENERAL CREDITOR STATUS.   The payments and benefits to which you become
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entitled hereunder shall be paid, when due, from the general assets of the
Company, and no trust fund, escrow arrangement or other segregated account shall be established as a funding vehicle for such payments. Accordingly, your right (or the right of the personal representatives or beneficiaries of your estate) to receive any payments or benefits hereunder shall at all times be that of a general creditor of the Company and shall have no priority over the claims of other general creditors.

   5. INDEMNIFICATION.   If applicable, the indemnification provisions for
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officers and directors under the Company's Articles of Incorporation and Bylaws and the provisions of any written Indemnification Agreement between you and the Company shall be extended to you (to the maximum extent permitted by law), during the period following your Termination Without Cause or Resignation for Good Reason under Part Two, with respect to any and all matters, events or transactions occurring or effected during your employment with the Company.

  6. CONTRACTUAL RIGHTS.   Except as expressly provided in paragraph 1 of Part
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Two, none of the provisions of this Agreement is intended to curtail or limit in any way any contractual rights which you may have under any Company plan in which you are eligible to participate, and all such contractual rights shall survive the execution of this Agreement and any Change in Control.

  7. BINDING AGREEMENT.   This Agreement shall be binding upon the Company, its
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successors and assigns (including, without limitation, the surviving entity in any Change in Control).

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  8. LAW GOVERNING.  This Agreement shall be construed and interpreted under the
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laws of the State of California applicable to agreements executed and to be wholly performed within the State of California.

  9. ENTIRE AGREEMENT.  This Agreement supersedes all prior agreements between
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you and the Company relating to the subject of severance benefits payable to you upon the cessation of your employment with the Company and may be amended only by a written instrument signed by you and an authorized officer of the Company.

  10. SEVERABILITY.  If any provision of this Agreement as applied to you or the
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Company or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or validity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect.

  11. REMEDIES.  All rights and remedies provided pursuant to this Agreement or
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by law will be cumulative, and no such right or remedy will be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

  12. ARBITRATION.  Any controversy which may arise between you and the Company
      -----------
with respect to the construction, interpretation or application of any of the terms, provisions or conditions of this agreement or any monetary claim arising from or relating to this agreement will be submitted to final and binding arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association then in effect.

  13. NO EMPLOYMENT OR SERVICE CONTRACT.  Nothing in this Agreement is intended
      ---------------------------------
to provide you with any right to continue in the employ of the Company (or any subsidiary) for any period of or interfere with or otherwise restrict in any way your rights or the rights of the Company (or any subsidiary), which rights are hereby expressly reserved by each. The Company reserves the right to terminate your employment at any time for any reason whatsoever, with or without cause, except as otherwise provided in any written employment agreement between you and the Company.

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  Please indicate your acceptance of the foregoing provisions of this Agreement by signing the enclosed copy of this Agreement and returning it to the Company.

                            VIKING OFFICE PRODUCTS, INC.

                            By:
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                            Title:
                                  ----------------------------------------------

ACCEPTANCE

  I hereby agree to all the terms and provisions of the foregoing Agreement governing the special benefits to which I may become entitled in connection with the cessation of my employment with Viking Office Products, Inc., under certain specified conditions following a Change in Control.

                            Signature:
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Date:  _______, 1997

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